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                                  EXHIBIT 22



                        SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1996



                      United-Stinson Limited Partnership,
                      a Pennsylvania limited partnership

                           Germano Investment L.P.,
                        an Illinois limited partnership

                         Coliseo Housing Partnership,
                       a California limited partnership